EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of North Valley Bancorp of our report dated February 1, 2001, appearing in the Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2000.


/s/ Deloitte ' Touche LLP

Sacramento, California
July 20, 2001